February 19, 2016
FOR IMMEDIATE RELEASE

Contact: Laura Ulbrandt (212) 460-1900

LEUCADIA NATIONAL CORPORATION
ANNOUNCES FOURTH QUARTER 2015 RESULTS

New York, New York, February 19, 2016--Leucadia National Corporation (NYSE: LUK) today announced its financial results for the three and twelve month periods ended December 31, 2015. Adjusted net income attributable to Leucadia National Corporation common shareholders, which excludes the operating results of Jefferies' Bache business, was income of $67.8 million, or $0.18 per diluted share, for the fourth quarter. Adjusted net income was $369.2 million, or $0.97 per diluted share, for the year ended December 31, 2015. Including the results of the Bache business, net income attributable to Leucadia National Corporation common shareholders was income of $55.6 million, or $0.15 per diluted share, for the fourth quarter, and $279.6 million, or $0.74 per diluted share, for the year ended December 31, 2015.

Rich Handler, CEO of Leucadia, and Brian Friedman, President of Leucadia, said: "Leucadia's fourth quarter 2015 results were impacted by a $40.7 million noncash pension settlement charge related to a voluntary lump sum offer to participants of the legacy WilTel Pension Plan and a $20.0 million impairment charge for the write down to fair value of an oil field at Juneau Energy.  As previously discussed, both Jefferies and National Beef are working through challenging conditions for their respective businesses.  Jefferies is continuing to face a turbulent market environment, with extreme volatility and lower prices in almost every asset class.  Jefferies’ balance sheet, capital allocations and risk levels remain consistent with the actions we took toward the end of last year, and Jefferies' fixed income business, while far from robust, is thus far performing better.  New issue capital markets are barely open and Investment Banking deal flow is sparse as many transactions are being delayed due to market conditions.  Similar to most market participants, we are experiencing some meaningful markdowns in equity positions held in inventory.  Despite these short-term challenges, we believe Jefferies is poised for much better results when the market conditions eventually stabilize. Following a difficult fourth quarter for National Beef, we are starting to see a positive impact from cattle-herd rebuilding.  We anticipate continued volatility in the fair value adjustments for our investments in KCG (held at Jefferies), FXCM and HRG, which are all currently down from year-end.  Berkadia, Garcadia, Conwed and Idaho Timber continue to generate solid results and returns on equity."

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend equal to $.0625 per Leucadia common share payable on March 28, 2016 to record holders of Leucadia common shares on March 14, 2016.

* * * *

For more information on the Company’s results of operations for the three and twelve months ended December 31, 2015, please see the Company’s Form 10-K, which will be filed with the Securities and Exchange Commission today.

This press release contains “forward looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward looking statements include statements about our future and statements that are not historical facts. These forward looking statements are usually preceded by the words “should,” “expect,” “intend,” “may,” “will,” or similar expressions. Forward looking statements may contain expectations regarding revenues, earnings, operations, and other results, and may include statements of future performance, plans, and objectives. Forward looking statements also include statements pertaining to our strategies for future development of our business and products. Forward looking statements represent only our belief regarding future events, many of which by their nature are inherently uncertain. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward looking statements. Information regarding important factors, including Risk Factors that could cause actual results to differ, perhaps materially, from those in our forward looking statements is contained in reports we file with the SEC. You should read and interpret any forward looking statement together with reports we file with the SEC.

SUMMARY FOR LEUCADIA NATIONAL CORPORATION AND SUBSIDIARIES
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,

	2015	2014	2015	2014

Net revenues	$2,496,216	$2,688,355	$10,886,458	$11,486,485

Net realized securities gains	$38,539	$9,491	$62,957	$30,394

Income (loss) from continuing operations before income
taxes and income related to associated companies	$25,371	$(66,181)	$246,255	$242,695

Income related to associated companies	15,780	54,229	110,281	138,527

Income (loss) from continuing operations before income taxes	41,151	(11,952)	356,536	381,222

Income tax provision	2,113	2,086	109,947	165,971

Income (loss) from continuing operations	39,038	(14,038)	246,589	215,251

Income (loss) from discontinued operations,
including gain on disposal, net of taxes	3,793	(5,586)	5,522	(16,226)

Net income (loss)	42,831	(19,624)	252,111	199,025

Net loss attributable to the noncontrolling interests	3,168	1,294	4,996	727

Net loss attributable to the redeemable
noncontrolling interests	10,612	9,582	26,543	8,616

Preferred stock dividends	(1,016)	(1,015)	(4,063)	(4,062)

Net income (loss) attributable to Leucadia National
Corporation common shareholders	$55,595	$(9,763)	$279,587	$204,306

Basic earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income (loss) from continuing operations	$0.14	$(0.01)	$0.73	$0.58
Income (loss) from discontinued operations, including gain on disposal	0.01	(0.02)	0.01	(0.04)
Net income (loss)	$0.15	$(0.03)	$0.74	$0.54

Number of shares in calculation	369,840	373,617	372,430	371,889

Diluted earnings (loss) per common share attributable to
Leucadia National Corporation common shareholders:
Income (loss) from continuing operations	$0.14	$(0.01)	$0.73	$0.58
Income (loss) from discontinued operations, including gain on disposal	0.01	(0.02)	0.01	(0.04)
Net income (loss)	$0.15	$(0.03)	$0.74	$0.54

Number of shares in calculation	369,840	373,617	372,431	373,333

LEUCADIA NATIONAL CORPORATION
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31, 2015
	GAAP	Adjustments	Adjusted

Net revenues	$2,496,216	$363	$2,496,579

Income from continuing operations before income taxes	$41,151	$19,801	$60,952

Net income attributable to Leucadia National Corporation common shareholders	$55,595	$12,165	$67,760

Basic earnings per common share attributable to Leucadia National Corporation common shareholders	$0.15		$0.18

Diluted earnings per common share attributable to Leucadia National Corporation common shareholders	$0.15		$0.18

	Year Ended December 31, 2015
	GAAP	Adjustments	Adjusted

Net revenues	$10,886,458	$(80,199)	$10,806,259

Income from continuing operations before income taxes	$356,536	$134,650	$491,186

Net income attributable to Leucadia National Corporation common shareholders	$279,587	$89,602	$369,189

Basic earnings per common share attributable to Leucadia National Corporation common shareholders	$0.74		$0.97

Diluted earnings per common share attributable to Leucadia National Corporation common shareholders	$0.74		$0.97

Adjustments:

Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, have been classified as a reduction of revenue in the calculation above.

Expenses directly related to the operations of the Bache business have been excluded from Adjusted income from continuing operations before income taxes. These expenses include floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology and occupancy expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business. They also include compensation expense and benefits expense for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel. Costs related to the exit of the Bache business have also been excluded.